UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2026

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2026, Sumita Pandit no longer serves as President and Chief Financial Officer of Radian Group Inc. (the “Company”). Ms. Pandit’s departure from the Company allows for the elevation of the long-standing executives described below. In connection with the involuntary termination of Ms. Pandit’s employment, she will be entitled to receive the compensation and other benefits applicable to a “Qualifying Termination” under her previously disclosed Executive Severance Agreement, as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 1, 2025.

The Company’s Board of Directors also approved several leadership appointments:

Finance Leadership

Effective February 12, 2026, the Board appointed Daniel Kobell, age 46, and Robert J. Quigley, age 54, to elevated Senior Executive Vice President roles in the Company’s Finance function.

Mr. Kobell was appointed Senior Executive Vice President, interim Chief Financial Officer, reporting to Richard Thornberry, the Company’s Chief Executive Officer. In this role, he will be responsible for overseeing the Company’s finance functions. Mr. Kobell has served in the Company’s Finance Department in roles of increasing responsibility for 11 years, most recently serving as Executive Vice President, Finance, a role to which he was appointed in August 2025, in which he oversaw corporate planning, capital planning, corporate development, treasury and investment portfolio management, and investor relations. Before that, Mr. Kobell served as Executive Vice President, Capital Management and Investor Relations from September 2024 to August 2025, Executive Vice President, Finance from May 2023 to September 2024, Executive Vice President, Financial Planning and Analysis from August 2020 to May 2023, and Senior Vice President, Financial Planning and Analysis from August 2018 to August 2020, after joining the Company in September 2015 as Vice President, Financial Planning and Analysis. Before joining Radian, Mr. Kobell spent eight years at Wells Fargo. He began his career in public accounting and auditing with KPMG US LLP and then Fesnak and Associates, LLP and PricewaterhouseCoopers LLP.

Mr. Quigley was appointed Senior Executive Vice President, Controller and Chief Accounting Officer. In this role, he will continue to be responsible for overseeing the controller function, internal controls and Sarbanes-Oxley compliance, financial reporting, accounting, and tax. Mr. Quigley has served in the Company’s Finance Department for 17 years, most recently serving as the Company’s Executive Vice President, Controller and Chief Accounting Officer, a role to which he was appointed in August 2020. He has served as the Company’s principal accounting officer since November 2018, and Mr. Quigley also served as the Company’s principal financial officer from December 2022 until May 2023. Mr. Quigley joined Radian in 2009 as Senior Vice President, Assistant Corporate Controller and has also served as Radian’s Senior Vice President, Financial Planning and Analysis during his time with the Company. Before joining Radian, Mr. Quigley spent 10 years with Capmark Financial Group, Inc., a global provider of financial services to investors in commercial real estate-related assets, where he held positions of increasing responsibility leading to his appointment as Senior Vice President, Chief Accounting Officer, North America. Mr. Quigley began his career in public accounting and auditing with KPMG US LLP and then Ernst & Young LLP.

There are no arrangements or understandings between Mr. Kobell or Mr. Quigley and any other person pursuant to which either of them was selected as an officer. Neither Mr. Kobell nor Mr. Quigley has any familial relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Kobell or Mr. Quigley has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mortgage Insurance Leadership

Effective February 12, 2026, the Board appointed Meghan Bartholomew, age 52, and Steve Keleher, age 43, to co-lead the Company’s Mortgage Insurance business. Each executive will serve as Senior Executive Vice President, Co-Head of Mortgage Insurance and report directly to Richard Thornberry, the Company’s Chief Executive Officer.

As Senior Executive Vice President, Co-Head of Mortgage Insurance, Meghan Bartholomew will be responsible for overseeing mortgage insurance credit and counterparty risk management, claims management, GSE relationships, housing policy, and government relations. Ms. Bartholomew has served in the Company’s mortgage insurance business in roles of increasing responsibility for the past 24 years, most recently serving as Executive Vice President, Credit and Counterparty Risk Management.

As Senior Executive Vice President, Co-Head of Mortgage Insurance, Steve Keleher will be responsible for overseeing mortgage insurance pricing and portfolio management, underwriting, policy administration, mortgage insurance analytics, and sales. Mr. Keleher has served in the Company’s mortgage insurance business in roles of increasing responsibility for the past 18 years, most recently serving as Executive Vice President, Pricing and Portfolio Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)
Date: February 12, 2026

	By:	/s/ Richard G. Thornberry
Richard G. Thornberry
Chief Executive Officer

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